Exhibit 99.2

TASKER CAPITAL CORP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet as of March 31, 2005 and unaudited proforma combined condensed statements of operations for the year ended December 31, 2004 and the three month period ended March 31, 2005 give effect to Tasker Capital Corp.’s acquisition of certain assets (the “Acquisition”) from pHarlo Citrus Technologies, Inc., Indian River Labs, LLC, pHarlo Citrus Properties Partnership, LLLP and Coast to Coast Laboratories, LLC (collectively, the “Selling Companies”). In these unaudited pro forma combined condensed financial statements, Tasker Capital Corp. is referred to as “we,” “us,” “our,” and “Tasker.”

On July 15, 2005, the Company executed an Asset Purchase Agreement with the Selling Companies whereby the Company purchased all of the functional assets of the Selling Companies that relate to the Company’s product lines and fields of use, including, but not limited to, utility patent applications, equipment, inventories and existing contracts. The purchase price of approximately $63.84 million includes (i) 18,792,388 shares of the Company’s common stock and 200,000 shares of the Company’s common stock issued to a vendor of the Selling Companies valued at approximately $56.98 million, (ii) a 3.4% promissory note in the amount of $1,931,973, (iii) cash of $1,428,000, (iv) estimated acquisition costs of $1,023,622 and (v) cancelled promissory notes totaling $2,483,896 issued to the Company by the Selling Companies and by certain equity holders of the Selling Companies.

In addition to the sale of the acquired assets, and subject to certain conditions, the Sellers have also agreed to cause Phitex Ltd. LLLP (“Phitex”) to issue to the Company 19.9% of the then total outstanding equity interests of Phitex on a fully diluted basis. No effect, if any, related to this potential acquisition has been included in this pro forma presentation.

The Acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” and accordingly, the tangible and intangible assets acquired have been recorded at their estimated fair values as of the date of the Acquisition. The final allocation of the purchase price is pending completion of a valuation of the assets acquired. Depending on the outcome of that valuation, the preliminary purchase price allocation could change.

The following unaudited pro forma combined condensed financial statements have been prepared to assist you in your analysis of the financial effects of the Acquisition, and have been presented in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma combined condensed balance sheet as of March 31, 2005 has been prepared as if the Acquisition had occurred on March 31, 2005. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and the three month period ended March 31, 2005 have been prepared as if the Acquisition had occurred at the beginning of each period presented.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto, “Management’s Discussion and Analysis or Plan of Operation” included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, the Quarterly Report on Form 10-QSB as of March 31, 2005, the Report on Form 8-K filed July 21, 2005 and the financial statements and related notes thereto of the Selling Companies for the period ended March 31, 2005, contained herein.

This pro forma financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions have been made solely for purposes of developing this pro forma information. A final determination of the allocation of purchase price to assets acquired and liabilities assumed has not been made, and the purchase price allocation used in connection with preparation of these pro forma financial statements should be considered preliminary and is subject to the completion of a more comprehensive evaluation. Amounts preliminarily allocated to fixed assets, intangible assets, accounts receivable and accounts payable may change significantly, and amortization methods and useful lives may differ from the assumptions that we used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in depreciation and amortization expense and the total assets.

TASKER CAPITAL CORP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma combined condensed financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

TASKER CAPITAL CORP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET

	TASKER 3/31/2005	SELLING COMPANIES 3/31/2005		PRO FORMA ADJUSTMENTS		PRO FORMA TASKER COMBINED 3/31/2005
ASSETS
Current assets:
Cash and cash equivalents	$9,414,672		$189,243	(1,428,000	)a	$7,492,980
				(682,935	)a
Accounts receivable	34,132					34,132
Notes receivable	1,625,000			(750,000	)a	875,000
Inventories	574,553		6,268			580,821
Other current assets	661,600		45,298	(384,680	)d	322,218

Total current assets	12,309,957		240,809			9,305,151

Property and equipment, net	200,371		527,747			728,118
Notes receivable	1,552,705			(1,050,961	)a	501,744
License receivable			930,000	(930,000	)d
Prepaid royalties	1,000,000			(1,000,000	)d
Intangible assets				57,296,640	e	57,296,640
Goodwill				6,366,293	e	6,366,293
Deferred acquisition costs	314,689			62,821,033	a
				708,933	a
				(181,722	)c
				(63,662,933	)e
Deposit, net	17,454					17,454
License, net	177,052					177,052

	$15,572,228		$1,698,556			$74,392,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible debentures	$387,000	$				$387,000
Accounts payable	467,712		9,016			476,728
Notes payable			892,892	(892,892	)b	1,931,973
				1,931,973	a
Note payable - Owners			43,528			43,528
Unearned license fee			1,000,000	(1,000,000	)d
Deferred revenue			384,680	(384,680	)d
Accrued royalties	930,000			(930,000	)d
Other accrued liabilities	372,435		79,610	708,933	a	1,160,978

Total current liabilities	2,157,147		2,409,726			4,000,207

Long-term liabilities:
Notes payable—shareholders	415,864					415,864
Notes payable, less current portion			152,381	(152,381	)b

Total long-term liabilities	415,864		152,381			415,864

Total liabilities	2,573,011		2,562,107			4,416,071

Stockholders’ equity:
Common stock	61,157			18,992	a	80,149
Additional paid-in capital	23,891,754			56,958,172	a	80,849,926
Common stock and members’ capital			351,370	1,045,273	b
				(1,396,643	)c
Common stock subscribed	127,474					127,474
Deficit accumulated during the development stage	(11,081,168)		(1,214,921)	1,214,921	c	(11,081,168)

Total stockholders’ equity	12,999,217		(863,551)			69,976,381

	$15,572,228		$1,698,556			$74,392,452

TASKER CAPITAL CORP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

PRO FORMA STATEMENT OF OPERATIONS

	TASKER Year Ended 12/31/2004		SELLING COMPANIES Year Ended 12/31/2004		PRO FORMA ADJUSTMENTS		PRO FORMA TASKER COMBINED Year Ended 12/31/2004
Revenues	$		$				$
Cost of Goods Sold

Gross Profit

Expenses
Management expenses		836,895						836,895
Office related costs		79,239						79,239
Professional and Consulting fees		1,503,043						1,503,043
Stock Based Compensation		373,000						373,000
Product Development expenses		199,665						199,665
Marketing costs		245,992						245,992
Filing and Stock transfer fees		67,680						67,680
Depreciation and Amortization		28,848			5,209,000	f		5,237,848
Research & development				38,673				38,673
Selling, General & Administrative				724,642				724,642
Miscellaneous expenses		33,133						33,133

Total Expenses		3,367,495		763,315				9,339,810

Loss From Operations		(3,367,495)		(763,315)				(9,339,810)

Other Income (Expenses):
Interest income (expense)		(2,729,890)		71,341	(71,341	)d		(2,658,549)
					71,341	d
Other		25,770						25,770

Total Other Expense, net		(2,704,120)		71,341				(2,632,779)

Net Loss		$(6,071,615)		$(691,974)				$(11,972,589)

Net Loss Per Common Share, basic and diluted		$(0.26)						$(0.28)

Weighted Average Common Shares Outstanding, basic and diluted		23,597,000			18,992,000a			42,589,000

TASKER CAPITAL CORP.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

PRO FORMA STATEMENT OF OPERATIONS

	TASKER Three Months Ended 3/31/2005	SELLING COMPANIES Three Months Ended 3/31/2005	PRO FORMA ADJUSTMENTS		PRO FORMA TASKER COMBINED Three Months Ended 3/31/2005
Revenues	$60,875	$139,320	(139,320	)d	$60,875
Cost of Goods Sold	25,162	36,660	(36,660	)d	25,162

Gross Profit	35,713	102,660			35,713

Expenses
Management expenses	807,844				807,844
Office related costs	65,465				65,465
Professional and Consulting fees	1,683,228				1,683,228
Stock Based Compensation	484,000				484,000
Product Development expenses	7,600				7,600
Marketing costs	55,035				55,035
Filing and Stock transfer fees	11,779				11,779
Depreciation and Amortization	12,034		1,302,000f		1,314,034
Research & development		6,780			6,780
Selling, General & Administrative		364,840			364,840
Miscellaneous expenses	125,271				125,271

Total Expenses	3,252,256	371,620			4,925,876

Loss From Operations	(3,216,543)	(268,960)			(4,890,163)

Other Income (Expenses):
Interest (expense) income	(67,357)	18,325	(18,325	)d	(49,032)
			18,325	d
Share of loss of equity investee
Other

Total Other Expense, net	(67,357)	18,325			(49,032)

Net Loss	$(3,283,900)	$(250,635)			$(4,939,195)

Net Loss Per Common Share, basic and diluted	$(0.06)				$(0.06)

Weighted Average Common Shares Outstanding, basic and diluted	59,663,000		18,992,000	a	78,655,000

TASKER CAPITAL CORP.

NOTES TO THE PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS:

(a) Reflects the acquisition of the Selling Companies as if the acquisition occurred on March 31, 2005. Consideration includes cash, cancellation of notes receivable from the Selling Companies and certain of its shareholders (including Notes given subsequent to March 31, 2005 shown as an adjustment to cash on the accompanying balance sheet), a promissory note, costs of acquisition and common stock. 18,992,388 shares of the Company’s common stock issued in connection with the Selling Companies acquisition were valued at $56.98 million. The value approximates the average closing market price for the seven day period following the date of the announcement of the completed acquisition.

(b) Reflects the cancellation of notes payable to Tasker as an increase to the common stock and members’ capital of the Selling Companies.

(c) Represents the elimination of the Selling Companies’ existing common stock and members’ capital, and accumulated deficit, as a result of the application of purchase accounting.

(d) Represents the elimination of existing transactions between Tasker and the Selling Companies as of March 31, 2005 and for the periods ending March 31, 2005 and December 31, 2004.

(e) The fair value adjustments made herein and the allocation of purchase price is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the Selling Companies acquisition and based on Tasker’s final evaluation of the Selling Companies’ assets and liabilities, including both tangible and intangible assets. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the Company’s final purchase price allocation differs from the allocation used in preparing these pro forma combined condensed financial statements, our pro forma tangible and intangible assets and pro forma net income could be significantly higher or lower. Pro forma adjustments include an allocation to identifiable intangible assets estimated to have lives ranging from 5 to 17 years. Goodwill represents the excess purchase price after all other intangible assets have been identified. For purposes of this pro forma presentation, identifiable intangible assets have been estimated to be 90% of the excess of the cost over net assets acquired.

Components of the estimated purchase price and the estimated allocation thereof are as follows:

Cash	$189,000
Other current assets	52,000

Total current assets	241,000

Property and equipment	528,000
License receivable (Tasker)	930,000

Total assets	1,699,000

Accounts payable and accrued liabilities	$89,000
Notes payable, shareholders	43,000
Unearned license fee (Tasker)	1,000,000
Deferred revenue (Tasker)	385,000

Total liabilities	1,517,000

Net assets acquired	182,000
Estimated identifiable intangible assets acquired	57,297,000
Estimated goodwill	6,366,000

Total cost of acquisition	$63,845,000

(f) Represents the addition of amortization of identifiable intangibles established based on our preliminary valuation estimates and appraisals. The intangibles have estimated useful lives ranging from 5 to 17 years. An average of 11 years has been used for this pro forma presentation. Estimated amortization of identifiable intangible assets is included in operating expenses.

(g) There is no estimated tax effect of the pro-forma adjustments taken as a whole. It is assumed that the Company will avail itself of its substantial net operating loss carry forwards, and the additional amortization arising from the acquisition.